RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARD LAKE ROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL: (248) 330-6226 ● FAX: (248) 479-0578
www.ronscpa.com

May 7, 2007

To the Board of Directors of
Syncfeed, Inc.
Reno, NV

To Whom It May Concern:

Consent of Accountant

Ronald N. Silberstein, C.P.A., P.L.L.C., hereby consents to the use in the Form SB-2, Registration Statement under the Securities Act of 1933, filed by Syncfeed, Inc. of our report dated May 4, 2007, relating to the financial statements of Syncfeed, Inc., a Nevada Corporation, for the period ending March 31, 2007.

Sincerely,

 /s/ Ronald N. Silberstein, CPA, PLLC

Ronald N. Silberstein, C.P.A., P.L.L.C.